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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-44513 and 333-114332) and on Forms S-8 (File Nos. 33-54994, 33-80162, 333-31138, 333-54980, and 333-83392) of Escalon Medical
Corp. of our report dated October 5, 2004, relating to the consolidated financial statements of Drew Scientific, Plc, for the year ended March 31, 2004, included in this Form 8-K/A of Escalon Medical Corp.

/s/ Baker Tilly
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Baker Tilly
October 5, 2004